AUTOBYTEL INC. REPORTS RECORD THIRD QUARTER

REVENUES AND PROFIT

Net Income Increases 48% Sequentially; Cash Balance increases to $58.9 Million

IRVINE, CA – October 23, 2003—Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced financial results for the third quarter ended September 30, 2003.

Highlights for the quarter:

•	Net income of $1.7 million, or $0.04 per share, on a GAAP basis, meeting consensus estimates

•	Revenues of $23.0 million, representing the highest reported quarterly revenues in the Company’s history — a 19% growth year over year and a 6% growth sequentially

•	Cash generation of $7.2 million, of which$3.3 million was net cash provided by operations

•	Cash balance of $58.9 million at the end of Q3 versus $51.7 million at the end of Q2

•	Positive turnaround in the number of program dealer relationships; churn rate lowers sequentially by 40%, from 13% to 8%

“We are very pleased with this quarter’s results. This is our fourth consecutive quarter of delivering increased net income, revenues are at a record high, and we have generated cash for the fifth consecutive quarter,” said Jeffrey Schwartz, president and CEO of Autobytel Inc. “In addition, this quarter has brought us to the crossover point in our core business, marking the first time in two years that we have added program dealers on a net basis.”

Autobytel reported net income for the third quarter ended September 30, 2003 of $1.7 million, or $0.04 per share. This compares to a net loss for the quarter ended September 30, 2002 of $(2.1) million, or $(0.07) per share. Third quarter net income represents a 48% increase over net income of $1.1 million, or $0.03 per share, reported for the second quarter ended June 30, 2003.

For the third quarter of 2003, EBITDA was $2.3 million, or $0.06 per share. This compares to an EBITDA loss for the quarter ended September 30, 2002 of $(1.3) million, or $(0.04) per share. Third quarter EBITDA represents a 34% increase over EBITDA of $1.7 million, or $0.05 per share, reported for the second quarter ended June 30, 2003.

Revenues for the third quarter ended September 30, 2003 totaled $23.0 million, a 19% increase over revenues of $19.3 million for the quarter ended September 30, 2002, and a 6% sequential increase over revenues of $21.7 million for the second quarter ended June 30, 2003.

The Company generated $7.2 million in cash during the third quarter of 2003, of which$3.3 million was generated from operations. In addition, $2.3 million was generated from the exercise of stock options and $2.2 million resulted from a partial return of capital of the Company’s investment in Autobytel Europe. The Company’s cash balance as of September 30, 2003 was $58.9 million versus $51.7 million in the quarter ended June 30, 2003.

Highlights for the Third Quarter

Revenues: Thirdquarter revenues were$23.0 million, of which$14.4 million were related to Program Fees; $4.1 million were related to Enterprise Sales; $2.8 million were related to Advertising, and $1.7 million were related to Other Products and Services.

Operating Expenses: Total operating expenses, including depreciation and amortization, in the third quarter were $21.5 million. Sales and marketing expenses totaled $13.3 million, including traffic acquisition costs. Product development and technology costs totaled $5.4 million. General and administrative costs totaled $2.8 million.

Unique Visitor Count: Autobytel’s four websites—Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com – ranked as the most visited new car buying and research network for the quarter, with 6.4 million average monthly unique visitors in the third quarter of 2003 as reported by comScore Media Metrix.

Purchase Requests: The Company delivered approximately 763,000 Purchase Requests during the third quarter compared to 791,000 Purchase Requests delivered in the second quarter of 2003. The Company attributes this slight decline to the seasonality associated with the model year change over.

Dealer Count: The Company reported approximately 25,800 dealer relationships in the third quarter. Included in this number are about 20,800 relationships in the lead referral category and about 5,000 relationships in the CRM tools and services category.

Of the 20,800 dealer relationships in the lead referral category, 5,100 were program dealer relationships, including 89 dealer relationships added during the quarter, marking the first net increase in program dealer relationships in two years. The remaining 15,700 were enterprise sales relationships.

Of the approximately 5,000 dealer relationships in the CRM tools and services category, 3,200 were dealers using AVV products and services, 1,500 were dealers using the iManager lead management tool, and 337 were dealers using RPM SM, Autobytel’s customer loyalty and retention program.

Advertising Revenues: Revenues from online advertising were $2.8 million for the third quarter, a 38% increase over revenues of $2.0 million for the quarter ended September 30, 2002. Revenues declined (8)% sequentially from revenues of $3.0 million for the second quarter ended June 30, 2003. Advertising revenues were impacted by the slight decline in Purchase Requests during the quarter, which resulted from seasonality associated with model year change over and advertisers’ marketing and promotional schedules.

RPMSM: Autobytel’s customer loyalty and retention program, RPM, added approximately 57 dealers during the third quarter, and average revenues per dealer subscribing to RPM continues to be in the $1,200 per month range. The Company continues to forecast sustained growth for this program throughout the rest of the year.

Headcount: As of September 30, 2003, the Company had 334 employees, including an additional 26 sales people added during the quarter. This compares to 317 employees at the end of the second quarter.

Quality Initiatives: Closing ratios for Autobytel’s program dealers remained strong at 17.5% as the Company continued to ramp up its Quality Verification SystemSM with the addition of a live call center and an additional layer of consumer purchase intent validation. In addition, Autobytel’s new field force of Account Managers, charged with providing monthly in-dealership performance consultations, contributed to the sustained high closing ratios and increased satisfaction of Autobytel’s program dealers.

Market Opportunity: “Recent studies show that the impact of the Internet on consumers’ dealer and vehicle choices is now outpacing the impact of television and newspaper ads,” said Schwartz. “With online automotive usage predicted to increase even further as younger, more web-savvy buyers replace older buyers, the outlook for the future of the Automotive Internet continues to be bullish.”

Business Outlook

The Company reiterates and updates its previous guidance and expectations as follows: (a) exit fiscal year 2003 at a $95 million revenue run rate; (b) second half net income is expected to increase over 75% versus the first half, which is an increase from prior guidance; and (c) net cash provided by operations is expected to increase in the second half of the year compared to the first half.

Non-GAAP Measures

In addition to furnishing its consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Autobytel discloses certain non-GAAP financial measures, including EBITDA and EBITDA per share, which are derived from results based on GAAP. Autobytel believes these non-GAAP measures assist users in understanding its results of operations, cash generated, and resources available for strategic opportunities, including reinvestment in the business and acquisitions.

The non-GAAP measures are provided to enhance the user’s overall understanding of Autobytel’s current financial performance and its prospects for the future. As such, these measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results. A reconciliation of the non-GAAP measures to the nearest GAAP measures is included in the attached Statement of Supplemental Financial Information.

Conference Call

In conjunction with Autobytel Inc.’s third quarter 2003 earnings release, there will be a conference call broadcast live over the Internet today, October 23, 2003, at 4:30 PM EDT (1:30 PM PDT). The link to the Webcast conference is as follows:

http://www.irconnect.com/abtl/conf/3q2003.html

The Webcast will be archived within 2 hours of the end of the call until the next quarter’s earnings announcement. To listen to the archived Webcast, please go to the link shown above.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising and CRM (customer relationship management) tools and programs. The Company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel is the industry leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a leading provider of dealership CRM and data extraction services. As the Internet’s largest new-car buying service, Autobytel generates over a billion dollars a month in car sales for dealers through its services. Autobytel Inc. is also among the largest syndicated car-buying content networks, reaching millions of unique visitors as they are making their vehicle buying decisions.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from AVV, costs related to the acquisition of AVV, failure to retain key employees at AVV, difficulties in successfully integrating the businesses and technologies of AVV and Autobytel, that actual costs and expenses exceed the charges taken by the Company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Investor Relations

Hoshi Printer, Executive Vice President and Chief Financial Officer, Autobytel Inc.,

949.225.4553 (hoship@autobytel.com)

Media Relations

Melanie Webber, Vice President, Corporate Communications, Autobytel Inc.,

949.862.3023 (melaniew@autobytel.com)

Autobytel Inc.

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share and per share data)

ASSETS
	September 30, 2003	June 30, 2003	December 31, 2002
	(unaudited)	(unaudited)
Current assets:
Cash and cash equivalents	$58,924	$51,733	$27,571
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,808, $4,334 and $4,214, respectively	8,265	8,251	6,757
Prepaid expenses and other current assets	1,450	1,984	3,495

Total current assets	68,639	61,968	37,823
Property and equipment, net	2,222	2,021	2,088
Capitalized software, net	1,294	1,564	2,105
Investment in unconsolidated subsidiary	2,689	4,812	4,745
Goodwill	16,930	16,839	8,367
Other assets	443	488	96

Total assets	$92,217	$87,692	$55,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,453	$4,115	$3,529
Accrued expenses	5,110	4,387	4,795
Deferred revenues	3,243	3,641	3,575
Customer deposits	—	—	76
Accrued restructuring – current	178	177	223
Capital lease obligations – current	86	99	—
Other current liabilities	346	397	349

Total current liabilities	13,416	12,816	12,547
Accrued restructuring – non current	127	175	255
Capital lease obligations – on-current	39	50	—

Total liabilities	13,582	13,041	12,802

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized	—	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 37,539,529, 37,015,094 and 31,195,681 shares issued and outstanding, respectively	37	37	31
Additional paid-in capital	236,134	233,793	203,623
Accumulated other comprehensive loss	—	23	(40)
Accumulated deficit	(157,536)	(159,202)	(161,192)

Total stockholders’ equity	78,635	74,651	42,422

Total liabilities and stockholders’ equity	$92,217	$87,692	$55,224

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Autobytel Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues
Program fees	$14,465	$14,022	$41,485	$44,875
Enterprise sales	4,085	2,253	10,919	6,980
Advertising	2,787	2,025	8,650	5,421
Other products and services	1,702	981	3,959	3,569

Total revenues	23,039	19,281	65,013	60,845

Operating expenses:
Sales and marketing	13,303	11,628	39,270	37,124
Product and technology development	5,435	5,733	13,751	17,209
General and administrative	2,747	2,206	8,638	7,667
Autobytel.Europe restructuring and impairment charges	—	—	—	15,015
Domestic restructuring and other charges	—	1,858	—	1,800

Total operating expenses	21,485	21,425	61,659	78,815

Income (loss) from operations	1,554	(2,144)	3,354	(17,970)
Loss on recapitalization of Autobytel.Europe	—	—	—	(4,168)
Interest income, net	74	95	204	599
Foreign currency exchange gain (loss)	10	10	10	(2)
Income (loss) in equity investees	29	(63)	96	(495)

Income (loss) before minority interest and income taxes	1,667	(2,102)	3,664	(22,036)
Minority interest	—	—	—	866

Income (loss) before income taxes	1,667	(2,102)	3,664	(21,170)
Provision for income taxes	1	—	8	6

Net income (loss)	$1,666	$(2,102)	$3,656	$(21,176)

Net income (loss) per share:
Basic	$0.04	$(0.07)	$0.11	$(0.68)

Diluted	$0.04	$(0.07)	$0.10	$(0.68)

Shares used in computing net income (loss) per share
Basic	37,212,616	31,170,164	33,442,305	31,125,944

Diluted	40,929,053	31,170,164	36,074,902	31,125,944

Comprehensive income (loss):
Net income (loss)	$1,666	$(2,102)	$3,656	$(21,176)
Translation adjustment	(23)	(25)	40	(513)

Comprehensive income (loss)	$1,643	$(2,127)	$3,696	$(21,689)

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Autobytel Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$1,666	$(2,102)	$3,656	$(21,176)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash charges:
Depreciation and amortization	672	870	1,900	2,719
Provision for bad debt	35	247	349	968
Loss on disposal of property and equipment	—	61	—	50
Stock based compensation	—	—	51	20
Autobytel.Europe restructuring and impairment	—	—	—	15,015
Loss on recapitalization of Autobytel.Europe	—	—	—	4,168
(Income) loss in equity investees	(29)	63	(96)	495
Minority interest	—	—	—	(866)
Write-down of capitalized software costs	—	1,858	—	1,858
Changes in assets and liabilities:
Accounts receivable	(49)	1,937	(1,044)	(219)
Prepaid expenses and other current assets	534	949	2,070	1,317
Other assets	—	—	23	58
Accounts payable	329	(22)	778	(4,419)
Accrued expenses	641	26	(381)	(3,739)
Accrued restructuring – current	1	116	(45)	(65)
Deferred revenues	(398)	(604)	(332)	(901)
Customer deposits	—	(3)	(76)	(9)
Other current liabilities	(51)	(83)	(27)	12
Accrued restructuring – non current	(48)	(47)	(128)	319

Net cash provided by (used in) operating activities	3,303	3,266	6,698	(4,395)

Cash flows from investing activities:
Deconsolidation of Autobytel.Europe	—	—	—	(28,163)
Acquisition of business, net of cash acquired	—	—	(4,952)	—
Decrease in restricted cash	—	—	28	—
Return of investment (investment) in foreign entities	2,152	—	2,152	(400)
Purchases of property and equipment	(558)	(192)	(703)	(915)
Proceeds from sale of property and equipment	—	3	—	156
Capitalized software costs	—	(83)	—	(1,412)

Net cash provided by (used in) investing activities	1,594	(272)	(3,475)	(30,734)

Cash flows from financing activities:
Capital lease payments	(24)	—	(32)	—
Net proceeds from sale of common stock	2,341	95	28,150	313

Net cash provided by financing activities	2,317	95	28,118	313

Effect of exchange rates on cash	(23)	(25)	40	(513)

Net increase (decrease) in cash and cash equivalents	7,191	3,064	31,381	(35,329)
Cash and cash equivalents, beginning of period	51,733	23,444	27,543	61,837

Cash and cash equivalents, end of period	$58,924	$26,508	$58,924	$26,508

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$1	$—	$8	$6

Cash paid during the period for interest	$3	$1	$5	$1

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Autobytel Inc.

STATEMENT OF SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	September 30,		June 30, 2003
	2003	2002
Reconciliation of net income (loss) to EBITDA:
Net income (loss)	$1,666	$(2,102)	$1,122
Depreciation and amortization	672	870	620
Interest income	(74)	(95)	(61)
Taxes	1	—	5

EBITDA	$2,265	$(1,327)	$1,686

EBITDA per share:
Diluted	$0.06	$(0.04)	$0.05

	Three Months Ended September 30, 2003			Three Months Ended September 30, 2002
	As Reported	Depreciation And Amortization	As Adjusted	As Reported	Depreciation And Amortization	As Adjusted
Operating expenses:
Sales and marketing	$13,303	$(25)	$13,278	$11,628	$(35)	$11,593
Product and technology development	5,435	(597)	4,838	5,733	(794)	4,939
General and administrative	2,747	(50)	2,697	2,206	(41)	2,165
Domestic restructuring and other charges	—	—		1,858	—	1,858

Total expenses	$21,485	$(672)	$20,813	$21,425	$(870)	$20,555

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